FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
(215) 546-5005; (215) 640-6357 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2012

Philadelphia, PA, August 2, 2012 - Resource America, Inc. (NASDAQ: REXI) (the “Company”) reported net income attributable to common shareholders of $30.2 million, or $1.44 per common share-diluted, and $28.1 million, or $1.37 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2012, respectively, as compared to a net loss attributable to common shareholders of $411,000, or $0.02 per common share-diluted, and $5.2 million, or $0.27 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2011, respectively.

Jonathan Cohen, CEO and President, commented, “Resource America’s third quarter reflected some important positive achievements.  We closed the transaction creating CVC Credit Partners, realizing a gain of $54.7 million, receiving gross proceeds of $25.0 million in cash, retaining the right to collect substantial incentive fees and owning 33% of a world-class global credit management business.  This demonstrates the quality and value of our asset management platforms. Our real estate business continues to grow, with revenues increasing over 12% from the preceding quarter, and Resource Capital Corp. continues to grow its capital base - which also grows our management fees - while earning and distributing substantial amounts.  Our balance sheet is strong, with a solid cash position, very little debt and a book value per share of approximately $7.60.”

Assets Under Management

The following table details the Company’s assets under management by operating segment, which increased by $1.6 billion (12%) from June 30, 2011 to June 30, 2012.

	At June 30,		At June 30,
	2012		2011
Financial fund management	$12.7	billion	$11.2	billion
Real estate	1.7	billion	1.6	billion
Commercial finance	0.6	billion	0.6	billion
	$15.0	billion	$13.4	billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Highlights for the Third Fiscal Quarter Ended June 30, 2012 and Recent Developments

REAL ESTATE:

♦
Fundraising:  Resource Real Estate, Inc. (“RRE”), the Company's real estate operating segment, has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public non-traded real estate program.  RRE Opportunity REIT raised a record $29.1 million during the third fiscal quarter ended June 30, 2012.  Through July 30, 2012, RRE Opportunity REIT has raised approximately $141.2 million in total capital.

♦
Resource Capital Corp. (“RSO”) Common and Preferred Stock:  In June 2012, RSO issued 268,720 shares of 8.50% Series A Cumulative Redeemable Preferred Shares, at a weighted average offering price of $23.51 per share. RSO received net proceeds of $5.8 million after offering costs, including the underwriters’ discount and expenses of approximately $486,000.  Additionally, RSO raised $8.0 million through its dividend reinvestment program during the third fiscal quarter ended June 30, 2012.

♦	Third Fiscal Quarter RRE Activity:

–	In connection with a March 2012 acquisition on behalf of RRE Opportunity REIT, the Company received additional acquisition fees totaling $253,000 during the third fiscal quarter ended June 30, 2012.

–	In April 2012, on behalf of RRE Opportunity REIT, entered into a mortgage loan to borrow $9.2 million. In connection with this financing, the Company received fees totaling $45,000.

–
In May 2012, on behalf of a joint venture with an existing partner, entered into a mortgage loan to borrow $28.0 million.  In connection with this financing, the Company received fees totaling $280,000.

–
In June 2012, on behalf of RRE Opportunity REIT, acquired a multifamily rental apartment property located in Cincinnati, Ohio for $41.3 million.  In connection with this purchase, the Company received an $827,000 acquisition fee and will receive both asset management and property management fees in the future.

®
Property Management:  Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 17,897 units at 61 properties as of June 30, 2012 from 14,833 units at 52 properties as of June 30, 2011.

FINANCIAL FUND MANAGEMENT:

®
Creation of Global Credit Manager:  On April 17, 2012, the Company closed on its sale of 100% of the common equity interests of Apidos Capital Management, LLC (“Apidos”) to CVC Capital Partners SICAV-FIS, S.A. (“CVC”), creating the global credit manager CVC Credit Partners, L.P. (“CCP”), a newly-formed Cayman Islands limited partnership jointly owned by the Company and CVC.  Pursuant to the previously reported sale and purchase agreement and related agreements between the Company and CVC dated as of December 29, 2011 (collectively, the “SPA”), the Company sold Apidos in exchange for (i) $25.0 million in cash and (ii) a 33% limited partner interest in CCP and its general partner.  Prior to the closing, CVC contributed its existing credit manager, CVC Cordatus, to CCP.  The Company recorded a $54.7 million gain on the sale and is retaining certain incentive management fees that may be collected in the future, relating to previously managed portfolios.  The Company anticipates that it will begin to collect these fees in 2013.

♦	Award Recognition: In May 2012, CCP, the recently formed global credit management company, won the global award for “Best CLO Manager” at the 2012 Creditflux CLO Manager Awards.

®
New Collateralized Loan Obligation Issuer (“CLO”):  In July 2012, CCP closed Apidos CLO IX, a $409.8 million CLO. In connection with this CLO, CCP will receive approximately $2.0 million per year in asset management fees in the future.

♦
Increased Assets Under Management:  The Company’s financial fund management operating segment increased its assets under management at June 30, 2012 to $12.7 billion, an increase of $1.5 billion, or 13%, from June 30, 2011.

COMMERCIAL FINANCE:

♦
Lease Origination/Platform Growth:  LEAF Commercial Capital, Inc. (“LEAF”), the Company’s equipment leasing joint venture, continued to grow its lease origination and servicing operations during the third fiscal quarter ended June 30, 2012.

–	Lease and loan origination volume increased by 110% during the third fiscal quarter ended June 30, 2012 as compared to the third fiscal quarter ended June 30, 2011.

–	LEAF’s commercial finance assets as of June 30, 2012 increased by 59% from September 30, 2011.

–
LEAF’s growth was assisted by its expanded internal and field sales presence that provides dedicated support to its top-priority dealers and national accounts.  LEAF’s sales team works with key dealers and branch offices of its national accounts partners by developing unique offerings and providing a full range of support meant to increase their sales volume throughout multiple sales distribution channels.  Vendor Program Agreements were executed with multiple new program partners, including national equipment manufacturers, independent dealers and value added resellers in the office equipment, technology, light industrial and telephony segments.  LEAF has expanded its origination staff by 31% since September 30, 2011.

♦
Award Recognition:  LEAF was recently notified that it has been selected as the winner of the Equipment Leasing and Finance Association's ("ELFA") prestigious 2012 Operations & Technology Excellence Award.  The award is presented annually to companies that clearly demonstrate innovation and best practices in using technology to deliver operational solutions to the equipment leasing and finance industry.

-
The award to LEAF was based on the state-of-the-art redesign of its originations portal and cost-per-usage product.  The redesign allows LEAF's customers, the equipment vendor, to originate and close leasing transactions in an expedited manner by moving their end users through the sales cycle faster, without delays.  The new solution includes online and mobile enabled capabilities to streamline credit applications and documentation turnaround by allowing the user to easily customize price, submit, track transactions, and close leasing transactions in real-time from virtually any location for transactions including different types of equipment and software blended together. The LEAF cost per usage program, 360° CPU, was completely automated to retrieve meter-read data directly from an equipment vendor's in-house system.  This turnkey process saves time and eliminates the source of most billing errors.

OTHER:

♦
Dividends:  The Company’s Board of Directors authorized the payment on July 31, 2012 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on July 20, 2012.  RSO declared a cash dividend of $0.20 per common share for its second fiscal quarter ended June 30, 2012.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	September 30,
	2012	2011
	(unaudited)
ASSETS
Cash	$19,669	$24,455
Restricted cash	624	20,257
Receivables	536	1,981
Receivables from managed entities and related parties, net	46,917	54,815
Investments in commercial finance, net	−	192,012
Investments in real estate	19,356	19,942
Investment securities, at fair value	19,880	15,124
Investments in unconsolidated loan manager	35,980	−
Investments in unconsolidated entities	12,740	12,710
Property and equipment, net	2,903	6,998
Deferred tax assets, net	30,024	51,581
Goodwill	−	7,969
Other assets	4,207	14,662
Total assets	$192,836	$422,506

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$20,192	$40,887
Payables to managed entities and related parties	1,426	1,232
Borrowings	22,617	222,659
Total liabilities	44,235	264,778

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 29,392,755 and 28,779,998 shares issued, respectively (including nonvested restricted stock of 394,849 and 649,007, respectively)	290	281
Additional paid-in capital	284,069	281,686
Accumulated deficit	(21,640)	(48,032)
Treasury stock, at cost; 9,469,996 and 9,126,966 shares, respectively	(100,639)	(98,954)
Accumulated other comprehensive loss	(13,724)	(14,613)
Total stockholders’ equity	148,356	120,368
Noncontrolling interests	245	37,360
Total equity	148,601	157,728
	$192,836	$422,506

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES:
Real estate	$10,921	$15,873	$29,303	$29,005
Financial fund management	2,991	5,252	15,874	21,194
Commercial finance	(128)	6,464	2,051	14,417
	13,784	27,589	47,228	64,616
COSTS AND EXPENSES:
Real estate	7,386	6,727	21,985	18,276
Financial fund management	2,994	4,234	13,177	16,914
Commercial finance	118	3,709	2,311	11,675
Restructuring expenses	−	−	365	−
General and administrative	2,567	2,614	7,930	8,627
Gain on sale of leases and loans	−	(94)	(37)	(357)
Provision for credit losses	5,698	3,476	10,910	7,801
Depreciation and amortization	528	3,159	3,124	7,205
	19,291	23,825	59,765	70,141
OPERATING (LOSS) INCOME	(5,507)	3,764	(12,537)	(5,525)

OTHER INCOME (EXPENSE):
Gain on deconsolidation and sale of subsidiaries	54,682	−	63,431	−
Loss on extinguishment of debt	−	−	(2,190)	−
Gain on sale of management contract	−	−	−	6,520
Gain on extinguishment of servicing and repurchase liabilities	−	−	−	4,426
Gain (loss) on sale of investment securities, net	−	82	63	(1,282)
Impairment loss recognized in earnings	−	−	(74)	−
Interest expense	(578)	(4,276)	(4,197)	(10,812)
Other income, net	362	696	1,546	1,985
	54,466	(3,498)	58,579	837
Income (loss) from continuing operations before taxes	48,959	266	46,042	(4,688)
Income tax provision (benefit)	18,665	151	17,496	(1,781)
Income (loss) from continuing operations	30,294	115	28,546	(2,907)
Loss from discontinued operations, net of tax	(14)	(23)	(50)	(2,176)
Net income (loss)	30,280	92	28,496	(5,083)
Net income attributable to noncontrolling interests	(45)	(503)	(384)	(161)
Net income (loss) attributable to common shareholders	$30,235	$(411)	$28,112	$(5,244)

Amounts attributable to common shareholders:
Income (loss) from continuing operations	$30,249	$(388)	$28,162	$(3,068)
Discontinued operations	(14)	(23)	(50)	(2,176)
Net income (loss)	$30,235	$(411)	$28,112	$(5,244)
Basic earnings (loss) per share:
Continuing operations	$1.53	$(0.02)	$1.43	$(0.16)
Discontinued operations	−	−	−	(0.11)
Net income (loss)	$1.53	$(0.02)	$1.43	$(0.27)
Weighted average shares outstanding	19,815	19,741	19,618	19,389
Diluted earnings (loss) per share:
Continuing operations	$1.44	$(0.02)	$1.37	$(0.16)
Discontinued operations	−	−	−	(0.11)
Net income (loss)	$1.44	$(0.02)	$1.37	$(0.27)
Weighted average shares outstanding	21,036	19,741	20,464	19,389
Dividends declared per common share	$0.03	$0.03	$0.09	$0.09

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$28,496	$(5,083)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,280	10,867
Provision for credit losses	10,910	7,801
Equity in earnings of unconsolidated entities	(501)	(9,367)
Distributions from unconsolidated entities	2,741	5,018
Gain on sale of leases and loans	(37)	(357)
(Gain) loss on sale of loans and investment securities, net	(79)	1,282
Impairment loss recognized in earnings	74	−
Gain on sale and deconsolidation of subsidiaries	(63,431)	−
Loss on extinguishment of debt	2,190	−
Gain on sale of management contract	−	(6,520)
Extinguishment of servicing and repurchase liabilities	−	(4,426)
Deferred income tax provision (benefit)	17,323	(1,667)
Equity-based compensation issued	1,059	1,963
Equity-based compensation received	(153)	(234)
Purchase of trading securities	(3,470)	−
Loss from discontinued operations	50	2,176
Changes in operating assets and liabilities	(4,222)	(2,983)
Net cash used in operating activities	(4,770)	(1,530)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(147)	(739)
Payments received on real estate loans and real estate	1,580	16,291
Investments in unconsolidated real estate entities	(1,108)	(854)
Purchase of commercial finance assets	(18,483)	(65,762)
Principal payments received on leases and loans	9,041	18,732
Cash divested on deconsolidation of LEAF	(2,284)	−
Proceeds from sale of Apidos, net of transaction costs and cash divested on deconsolidation	17,864	−
Proceeds from sale of management contract	−	9,095
Purchase of loans and investments	(600)	−
Proceeds from sale of loans and investments	262	3,534
Net cash provided by (used in) investing activities	6,125	(19,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	128,845	66,217
Principal payments on borrowings	(129,333)	(45,776)
Dividends paid	(1,720)	(1,675)
Proceeds from issuance of common stock	1,056	1,914
Repurchase of common stock	(955)	−
Proceeds from issuance of LEAF preferred stock	−	15,221
Preferred stock dividends paid by LEAF to RSO	(188)	(132)
Payment of debt financing costs	(1,864)	(1,992)
(Decrease) increase in restricted cash	(647)	4,947
Other	(411)	−
Net cash (used in) provided by financing activities	(5,217)	38,724

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(924)	(181)
Net cash used in discontinued operations	(924)	(181)

(Decrease) increase in cash	(4,786)	17,310
Cash at beginning of year	24,455	11,243
Cash at end of period	$19,669	$28,553